EXHIBIT 32.2

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Terra Energy & Resource Technologies, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2011, as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), I, Alexandre Agaian, as Principal Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  August 19, 2011

/s/ Alexandre Agaian
Alexandre Agaian
Principal Financial Officer